Limeade®

ASX: LME
2022 Financial Results

March 1, 2023



Notice & Disclaimers

This document dated 1 March 2023 has been prepared by Limeade, Inc. (ARBN 637 017 602) (Company) and is provided for information purposes only. It contains summary information about the Company and its activities and is current as at the date of this document. It should be read in conjunction with the Company's periodic and continuous disclosure announcements filed with the Australian Securities Exchange, available at www.asx.com.au.

This document does not constitute an offer, invitation, solicitation or recommendation with respect to the purchase or sale of any security in the Company nor does it constitute financial product advice. This document is not a prospectus, product disclosure statement or other offer document under Australian law or under any other law. This document has not been filed, registered or approved by regulatory authorities in any jurisdiction.

The information contained in this document is not intended to be relied upon as advice or a recommendation to investors and does not take into account the investment objectives, financial situation, taxation situation or needs of any particular investor. An investor must not act on the basis of any matter contained in this document but must make its own assessment of the Company and conduct its own investigations and analysis. Investors should assess their own individual financial circumstances and consider talking to a financial adviser, professional adviser or consultant before making any investment decision.

By reading this document you agree to be bound by the limitations set out in this document. No representation or warranty, express or implied, is made as to the accuracy, reliability, completeness or fairness of the information, opinions, forecasts, reports, estimates and conclusions contained in this document. To the maximum extent permitted by law, none of the Company and its related bodies corporate, or their respective directors, employees or agents, nor any other person accepts liability for loss arising from the use of or reliance on information contained in this document or otherwise arising in connection with it, including without limitation any liability from fault of negligence.

Past performance is not indicative of future performance and no guarantee of future returns is implied or given. Nothing contained in this document, nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of the Company.

Certain statements in this document constitute forward looking statements and comments about future events, including the Company's expectations about the performance of its business. Such forward looking statements involve known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, and which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Forward looking statements are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. Given these uncertainties, recipients are cautioned to not place undue reliance on any forward-looking statement. Subject to any continuing obligations under applicable law the Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements in this document to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statement is based.

Investors should note that this document may contain unaudited financial information for the Company that has been prepared by the Company's management. The Company's results are reported under US-GAAP. Investors should be aware that certain financial data included in this presentation including CARR, NRR, LTV and CAC is "non-IFRS information" under Regulatory Guide 230 (Disclosing non-IFRS financial information) published by ASIC or "non-GAAP financial measures" within the meaning of Regulation G of the US Securities exchange Act of 1934. Note that the Company is not required to comply with Regulation G, and it does not provide a reconciliation and other disclosures about its non-IFRS information or non-GAAP financial measures that would be required by Regulation G. All values are stated in US dollars unless otherwise stated.

Immersive Limeade solutions to create a healthy employee experience

What we do

Limeade is an immersive employee well-being company that creates healthy employee experiences. Today, millions of users at 800+ companies in 100+ countries use Limeade solutions to reduce burnout and turnover and increase well-being and engagement — ultimately elevating business performance

Why we exist

Transform work into a source of positivity, energy, humanity and purpose

Who we are

300+ purpose-driven people in North America (244), EU (13) and APAC (64)

Software-as-a-service (SaaS) business with 96% recurring revenue

Only company with world-class employee Well-Being and Listening solutions

17 years of experience — the pioneer of holistic workplace well-being

NOTE 1:. Number of employees as at 12/31/2022. This does not include part-time employees. These are full-time employees and includes employees on leave

Limeade Well-Being



88% CARR
HR Benefits Buyer

Primary Target: Enterprise (5,000+)
Secondary Target: Mid-Market (500-5,000)

An ***immersive employee well-being*** solution that creates healthy employee experiences

Limeade Listening



12% CARR
HR Talent & Other Buyers

Primary Target: Mid-Market (500-5,000)
Secondary Target: Enterprise (5,000+)

Tools and insights to build an ***employee engagement strategy*** that works

Limeade

Growing market

$73B Global Corporate Wellness Market Value[1]

6.8% CAGR (FY20-27)[1]

Workplace challenges

Stress		Burnout		US Healthcare Spend	
79% Experienced work-related stress[4]	**32%** Stress is unmanageable[3]	**43%** Burned out at work[3]	**49%** Feel organization cares about their well-being[3]	**$4.3T+** Nat'l Healthcare Expenditure in 2021[5]	**$12,914** Per person in 2021[5]

Limeade ROI and impact

ROI	Benefits PV[1]	NPV[2]	Payback
119%	$5.27M	$2.86M	<6 months

Findings from the Total Economic Impact™ (TEI) study, a commissioned study conducted by Forrester Consulting on behalf of Limeade, August 2022.

"One of the things that we enjoy about Limeade is their strong personalization and the fact that they have machine learning and AI built into the platform to provide an experience that is more like a streaming service in terms of curating personalized content. Previous platforms and wellness efforts cast a wide net and tried to catch as many [participants] as possible versus really individualizing an approach to help people be at their best." — Wellness program manager, healthcare, *Forrester TEI Report 2022*

"Employees enjoy having more control over what they can focus on for their own well-being versus being told where to focus and being offered limited areas of focus. I see a higher level of satisfaction from employees when they are driven by intrinsic motivation or satisfaction from what they accomplished versus checking off a to-do list that someone else gives them." — Manager of wellness, professional services, *Forrester TEI Report 2022*

"[Our prior solution] wasn't really driving changed behaviors. It wasn't really helping folks manage stress. It wasn't helping folks become more mentally and emotionally healthy. Participation was driven by incentives, and we wanted to move away from that being the guiding principle for our program [with Limeade]." — Senior benefits analyst, conglomerate, *Forrester TEI Report 2022*

NOTE 1: Corporate Wellness - Global Market Trajectory & Analytics
NOTE 2: Bureau of Labor Statistics, 2022
NOTE 3: Limeade Institute Survey, 2021
NOTE 4: American Psychological Association's 2021 Work and Well-being Survey
NOTE 5: Centers for Medicare and Medicaid Services, NHE Fact Sheet 2021

FY22 investments to drive FY23 scale

Content, integration & *communication* capabilities of Limeade Well-Being (based on Limeade ONE platform) are creating competitive wins. Strong technical & operational leadership is driving focus on customer success, health & well-being ROI and increased FY23 gross margin



11:20 AM
Limeade
STARKCO
Feeling Overwhelmed? Find Ease
1. POLL
How Would You Respond?
2. VIDEO
The Weight of The World
3. MINDFUL EXERCISES
Body Scan and Hitting Pause
4. POLL
Using a Breathing Exercise at Work
5. INTENTION SETTER
Cope with Stress
6. RESOURCE
7-Day Challenge: Body Scan
7. SURVEY
How's It Going?

Sequenced content



11:20 AM
Limeade
People Team
Manager Resources • Today
Why Should Managers Care About Burnout?
People have to be on fire to burn out. Your star employees are most at risk.
Burnout results in lower productivity and higher absenteeism and turnover. Often, it's contagious--spreading toxicity throughout a team.
Managers can't afford to overlook signs of burnout. This series will help you identify the symptoms and put preventive measures in place.
Start with these activities:
Don't Lose Your Best Employees to Burnout
Assess Your Team's Burnout Risk
41 Likes • 6 Comments

Targeted communication



11:20 AM
Limeade
4:56
Manhattan
STRIVE
Featured Activity
75
Building Self-Awareness with RethinkCare
Recommended by Manhattan Associates
50
Breast Cancer Aw...
50
Challenge Yourself to...
Webinar: Refresh Y
Top Picks
25
25

Personalized experience



11:20
Limeade
My Services
Mental Health Resources
Book a virtual visit with a therapist
Employee Assistance Program
Meditation activities
Mental Health readling list

Access to benefits

Infusing well-being into the flow of work

Microsoft Teams & Viva integration efforts and Limeade + partner innovations are driving record FY23 requests for proposals (RFP). 1,200+ signups for Q1 FY23 LimeTime conference



Desk workers

+

within Microsoft Teams



Activity
Chat
Teams
Calendar
Calls
Feed
Keep going! Track your progress on 10:00 AM
your well-being now.
Keep working on your well being today!
Keep going! Track your progress 2/22
on your well-being now.
Keep working on your well being today!
Nikita just joined your 2/18
team. Cheer them on!
New team member joined!

Deskless workers





11:20 AM
Limeade
My Activities
50
25
Spend Time Outdoors
Stepping It Up Together
Take Care of Yourself
My Updates
Human Resources
Well-Being · Today
Make the Most of Your Benefits
If you haven't yet scheduled your yearly check up, immunizations or other preventative care, take a moment to explore your current benefits and find in-network providers near you.

Mobile-first design with 4.8 app rating

FY22 financial highlights

$56.0M ▲
Revenue
up 1% from FY21

69% ▼
Gross Margin
down 4% from FY21

($7.7M) ▼
Adjusted EBITDA[1]
down $2.2M from FY21

$59.5M ▲
CARR[2]
up 5% from FY21

86% ▲
NRR[3]
up 7% from FY21

187 ▲
New Customers
13 new Well-Being customers
174 new Listening customers

1,060 ▲
Total Customers[4]
100 Well-Being customers
960 Listening customers

$524K ▲
Well-Being Average CARR[5]

$10K
Listening Average CARR[5]

NOTE 1: Adjusted earnings before interest, taxes, and depreciation (EBITDA) excludes one-time expenses and non-cash stock comp expense. See Slide 9 for reconciliation and more details. Adj EBITDA is an unaudited value.
NOTE 2: Contracted Annual Recurring Revenue. CARR is an unaudited value.
NOTE 3: Net revenue retention, defined as CARR at the beginning of the period plus any CARR added in that period through sale of new solutions to customers who were customers at the beginning of the period (existing customers) or expansion in the number of employees of existing customers; less any reduction in CARR in that period through existing customers who terminate, decide not to renew their subscription or reduce usage of Limeade solutions amongst their employee population, divided by CARR at the beginning of the period. NRR is an unaudited value.
NOTE 4: Total Customers refers to the number of unique logo customers
NOTE 5: Average CARR is calculated by total CARR divided by number of Customers (see note 3)

Income Statement (GAAP)

US$ in millions	FY2022	FY2021	$ Change	% Change
Subscription Revenue	$ 54.0	$ 52.2	$ 1.8	3%
Other Revenue	2.0	3.0	(1.0)	-33%
Revenue	**56.0**	**55.2**	**0.8**	**1%**
Cost of revenue	17.2	15.0	2.2	15%
Gross profit	**38.8**	**40.2**	**(1.4)**	**-3%**
Gross profit %	*69%*	*73%*		*-4%*
Sales and marketing	16.9	17.7	(0.8)	-5%
Research and development	22.1	20.4	1.7	8%
General and administrative	14.0	11.9	2.1	18%
Total operating expenses	**53.0**	**50.0**	**3.0**	**6%**
Net operating income (loss)	**(14.2)**	**(9.8)**	**(4.4)**	**45%**
Other income (expense)	1.0	(0.2)	1.2	NM
Net loss after tax	**$ (13.2)**	**$ (10.0)**	**$ (3.2)**	**32%**
EBITDA	**(10.2)**	**(8.0)**	**(2.2)**	**28%**
Stock-based compensation	2.4	1.9	0.5	26%
Earnout write-off	(0.9)	-	(0.9)	NM
One-time expense	1.2	0.5	0.7	140%
Other income (expense)	(0.1)	0.1	(0.2)	NM
Adjusted EBITDA	**(7.7)**	**(5.5)**	**(2.1)**	**38%**

NM = not meaningful

Commentary

- 1% revenue increase due to FY21 CARR, partially offset by lower revenue from third-party biometric events and coaching services
- Decrease in Gross Margin driven by headcount increases and hosting costs
- Decrease in Sales & Marketing primarily driven by decreases in headcount
- Increase in Research & Development spend primarily related to the headcount to support investments in product and technology to drive scale and value in FY23 and beyond
- Increases in General & Administrative largely driven by increased legal and accounting fees incurred to support SEC filing activities. These expenses represent $1.1M of the one-time expense adjustment from EBITDA to Adj EBITDA in FY22

FY22 results within guidance

$55-58M Revenue

($6-8M) Adjusted EBITDA[1]

($11-14M) Net Profit After Tax

NOTE 1: Adjusted EBITDA excludes one-time expenses and non-cash stock comp expense.

Commentary

- FY22 Revenue of $56.0M was achieved through focused efforts to retain and attract customers who value creating healthy employee experiences
- FY22 Adjusted EBITDA of ($7.7M) represents investments into Well-Being and Listening solutions and financial compliance, marked by successful SEC registration in 2H FY22
- FY22 Net Loss After Tax of $13.2M reflects SEC registration expenses, increased stock-based compensation and capitalization of software development costs

FY23 guidance

$57–59M Revenue ▲

$0.5–2.5M Adjusted EBITDA[1] ▲

($5–7M) Net Profit After Tax ▲

NOTE 1: Adjusted EBITDA excludes one-time expenses and non-cash stock comp expense.

Commentary

- FY23 Revenue benefits from strong Q4 FY22 new sales growth in Well-Being, coupled with investments in innovation and customer service for Well-Being customers
- FY23 Adjusted EBITDA reflects the impact of a strategic restructuring plan announced Jan FY23 that decreases OPEX by an expected $7.0M. The Company has implemented additional cost saving measures and is committed to careful cost management towards its Adjusted EBITDA target
- FY23 Net Loss After Tax improvements from focus on operational efficiencies and decreased expenditures
- Management believes the investments made in FY22 and the strategic restructuring actions taken in early FY23 have laid the groundwork for the company to be cashflow positive in the second half of FY23
- Gross Margin is expected to return to historical percentage levels – in the low-to-mid-70s

Thank You



Henry Albrecht

CEO

henry.albrecht@limeade.com



Dave Smith

President & COO

dave.smith@limeade.com



Paul Crick

VP Finance

paul.crick@limeade.com

Limeade

Dr. Tom Duthy
Nemean Group for Limeade Investor Relations
thomas.duthy@limeade.com
+61 402 493 727